UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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ACE*COMM CORPORATION

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ACE*COMM CORPORATION

704 Quince Orchard Road

Gaithersburg, Maryland 20878

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of ACE*COMM Corporation (the “Company”) will be held at ACE*COMM Corporation, 704 Quince Orchard Road, Gaithersburg, MD 20878, on December 2, 2005, at 10:00 a.m. local time, for the following purposes:

1.	To elect two Class III directors, to serve until the 2008 Annual Stockholders’ Meeting, and until their successors are elected and qualify;

2.	To consider and act upon a proposal to approve the Amended and Restated Omnibus Stock Plan, as amended;

3.	To consider and act upon a proposal to amend the 2000 Stock Option Plan for Directors;

4.	To consider and act upon a proposal to ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending June 30, 2006; and

5.	To consider and act upon such other business as may properly come before the meeting.

The Board of Directors has fixed the close of business on October 12, 2005, as the record date for the purpose of determining stockholders entitled to notice of, and to vote at, the meeting.

All stockholders are cordially invited to attend the meeting in person. TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE AND PROMPTLY MAIL YOUR PROXY IN THE RETURN ENVELOPE PROVIDED. This will not prevent you from voting in person, should you so desire, but will help to secure a quorum and will avoid added solicitation costs.

By Order of the Board of Directors

Loretta L. Rivers
Corporate Secretary

October 26, 2005

Gaithersburg, Maryland

ACE*COMM CORPORATION

704 Quince Orchard Road

Gaithersburg, Maryland 20878

PROXY STATEMENT

Annual Meeting of Stockholders

December 2, 2005

SOLICITATION OF PROXIES

The enclosed proxy is solicited by the Board of Directors of ACE*COMM Corporation (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held on December 2, 2005 and at any and all adjournments or postponements thereof. It is anticipated that such proxy, together with this Proxy Statement, will be first transmitted to the Company’s stockholders on or about October 26, 2005. All shares represented by each properly executed, unrevoked proxy received in time for the meeting will be voted. Any proxy given may be revoked at any time prior to its exercise by filing with the Secretary of the Company an instrument revoking it or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

In addition to use of the mails, proxies may be solicited, in person and by telephone, by regular employees of the Company, who will not receive any additional compensation for such solicitation. Any cost of solicitation of proxies will be borne by the Company.

EQUITY SECURITIES AND CERTAIN HOLDERS THEREOF

Stockholders of record at the close of business on October 12, 2005, are entitled to vote at the meeting (the “Record Date”). As of the Record Date, the Company had outstanding 17,042,102 shares of ACE*COMM Corporation Common Stock. Stockholders of shares are entitled to one vote for each share held and will vote as a single class on each matter to be considered at the meeting. The presence in person or by proxy of the stockholders entitled to cast a majority of the votes at the meeting is required to constitute a quorum for the transaction of business.

The following table sets forth certain information with respect to the beneficial ownership of Common Stock for (i) each of the Company’s directors and nominees, each of the Company’s executive officers named in the Summary Compensation Table below (see “Executive Compensation and Other Information”), and all directors, nominees and executive officers of the Company as a group, and (ii) each person known by the Company to own more than 5% of the Company’s Common Stock as of October 12, 2005, based solely on the contents of Schedules 13D and 13G filed with the Securities and Exchange Commission as of such date, except as otherwise specifically noted.

“Beneficial ownership” is determined in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934 and includes as to each officer and director of the Company any options to purchase shares of Company Common Stock which are exercisable within 60 days of October 12, 2005. Except as indicated in the footnotes to this table, the Company believes that the persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown beneficially owned by them, subject to community property laws where applicable.

Name and Address(1)	Amounts and Nature of Ownership	Percent of Outstanding Shares

Directors, Nominees and Named

Executive Officers

George T. Jimenez	2,023,108(2)	11.78%

Paul G. Casner, Jr.	32,000(3)	*

Harry M. Linowes	27,000(4)	*

Gilbert A. Wetzel	82,000(5)	*

J. William Grimes	24,225(6) (12)	*

Matthew J. Stover	12,572(7)	*

Steven R.	141,977(8)	*

Michael E. Tinmouth	115,000(9)	*

Christopher C. Couch	46,001(10)	*

John B. Bennett	—	—

All Directors, Nominees and Executive Officers as a group (10 persons)	2,503,883(11)	14.27

Other 5% Stockholders

BG Media Investors, L.P. c/o Lieber & Lieber The Lincoln Building 60 E. 42nd Street, Suite 642 New York, NY 10165	904,295(12)	5.31

Noga Confino c/o Hill Dickinson 50 Fountain Street Manchester, England M2 2AS	870,147(13)	5.11

Springreel Limited c/o Wachovia Bank 1021 East Cary Street, 3rd Floor Richmond, VA 23219	870,147(13) (14)	5.11

___________________

*Less than one percent of stock outstanding.

(1)

Unless otherwise indicated, the address is c/o ACE*COMM Corporation, 704 Quince Orchard Road, Gaithersburg, Maryland 20878 and the designated owner has voting and investment power with respect to the shares.

(2)

Includes 133,224 shares issuable upon the exercise of options. Does not include 950 shares held by his mother-in-law, as to which his wife has voting and investment power and as to which Mr. Jimenez disclaims beneficial ownership.

(3)	Includes 12,000 shares issuable upon the exercise of options.

(4)

Includes 20,000 shares issuable upon the exercise of options. Does not include 100 shares held by his wife in a retirement account, as to which his wife has sole voting and investment power and as to which Mr. Linowes disclaims beneficial ownership.

(5)	Includes 15,000 shares issuable upon the exercise of options.

(6)

Includes 24,038 shares issuable upon the exercise of options. Includes only shares held individually. Does not include shares held by BG Media Investors L.P. for which Mr. Grimes shares voting and dispositive power (see note 12).

(7)	Includes 12,441 shares issuable upon the exercise of options.

(8)	Includes 136,977 shares issuable upon the exercise of options.

(9)	Includes 115,000 shares issuable upon the exercise of options.

(10)	Includes 41,667 shares issuable upon the exercise of options. Also includes 4,334 shares acquired under the Company’s employee stock purchase plan.

(11)	Includes 510,347 shares issuable upon the exercise of options. Includes only shares held individually or through trusts.

(12)

Includes 904,295 shares held by BG Media Investors L.P. (“BG LP”). Mr. Grimes, Mr. John Backe and Mr. Ted Carroll are General Partners of BG Media Investors, LLC (“BG LLC”), the General Partner of BG LP. Messrs. Grimes, Backe and Carroll disclaim beneficial ownership of the shares held by BG LP other than to the extent of its or his individual partnership interest. The Members of BG LLC, as the General Partner of BG LP, exercise shared voting and dispositive power with respect to the 904,295 shares held by BG LP. Excludes 187 shares, 37,572 shares and 112 shares held individually by Messrs. Grimes, Backe and Carroll, respectively.

(13)	Information based on corporate records.

(14)	Mr. Jean-Francois Jodouin is the sole shareholder of Springreel Limited and exercises sole voting and dispositive power with respect to the 870,147 shares held by Springreel.

ELECTION OF DIRECTORS

The Board of Directors has nominated George T. Jimenez and J. William Grimes for election as Class III directors.

The directors are divided into three classes, denominated as Class I, Class II, and Class III. Current terms expire as follows: Class I expires at the 2006 annual meeting; Class II expires at the 2007 annual meeting; and Class III expires at the Annual Meeting of stockholders. At each annual meeting, directors elected to succeed those directors whose terms expire shall be elected for a term to expire at the third succeeding annual meeting of stockholders after their election. Directors otherwise elected by the stockholders are elected for a term expiring upon expiration of the term of the Class to which he was elected. The directors are divided into classes as follows: Class I: Gilbert A. Wetzel and Harry M. Linowes; Class II: Paul G. Casner, Jr. and Matthew J. Stover; Class III: George T. Jimenez and J. William Grimes. At the Annual Meeting, Messrs. Jimenez and Grimes will be subject to election for a three-year term. There are no family relationships among any of the Company's directors and executive officers.

Shares represented by the enclosed proxy are intended to be voted at the Annual Meeting of Stockholders to be held on December 2, 2005, unless authority is withheld, for the election of George T. Jimenez and J. William Grimes as Class III directors. Messrs. Jimenez and Grimes each has consented to the nomination and has informed the Company that he will be available to serve as a director. If any nominee should not be available for election, the persons named as proxies may vote for other persons in their discretion.

The Board of Directors recommends a vote FOR the nominees for director.

Name of Director or Nominee	Age	Director Since	Class of Director	Recent Business Experience

George T. Jimenez	69	1983	III

Chief Executive Officer of the Company since 1996, and Treasurer from 1983 to present. President from 1983 to September 1999 and July 2001 to June 2005. Mr. Jimenez has been Chairman of the Board of Directors since 1983.

Paul G. Casner, Jr.	67	1983	II

Business management consultant. Prior to retirement in April 2005, was Executive Vice President and Chief Operating Officer of DRS Technologies, Inc., a defense electronics corporation starting in June 2000. Executive Vice President, Operations, DRS, from December 1998 to May 2000; President of DRS Electronic Systems Group, a division of DRS Technologies, from 1994 to 1998; and Chairman and Chief Executive Officer of Technology Applications & Service Company from March 1991 to September 1993.

Gilbert A. Wetzel	73	1992	I

Senior Vice President, Mayer Leadership Group (formerly Mayer & Associates), a human resources consulting firm, since 2004 and Managing Director from 1999 to 2004. Executive Vice President, Right Management Consultants, from 1994 to 1999; retired Chairman and Chief Executive Officer of Bell of Pennsylvania and Diamond State Telephone and founder and retired Chief Executive Officer of Geographic Business Publishers, Inc.

Harry M. Linowes	77	1999	I

Business management consultant. Currently an associate of Business Mediation Associates. Senior Partner (1992 to retirement in 1996) and a Managing Partner (1986 to 1992) of BDO Seidman, Accountants and Consultants.

J. William Grimes	64	2004	III

General Partner, BG Media Investors LLC, a private equity capital firm specializing in investments in media and telecommunications companies, since 1996. President and Interim Chief Executive Officer of i3 Mobile, Inc. from March 2003 to December 2003. Chief Executive Officer, Zenith Media, from 1994 to 1996; President and CEO of Multimedia, Inc. from 1991 to 1993, and President and CEO of Univision Holdings, Inc. from 1988 to 1991.

Matthew J. Stover	50	2004	II

Chairman, LKM Ventures, LLC, an investment and advisory firm, since January 2000. President and then Chief Executive Officer, edu.com, Inc., a marketing services company, from May 2000 to June 2001. Group President of Bell Atlantic Directory Services, and its predecessor, NYNEX Information Services Group, from January 1994 to December 1999.

                 Information as to the directors’ or nominees’ beneficial ownership of Common Stock is set forth above, under “Equity Securities and Certain Holders Thereof.”

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. The Audit Committee monitors the integrity of the financial statements and the independence and performance of the Company’s independent auditors, provides oversight to the Company’s financial reporting process, receives and reviews reports from time to time from the Company's independent auditors, and recommends the engagement of auditors. The current members of the Audit Committee are Messrs. Casner, Linowes, Wetzel, Grimes and Stover, with Mr. Linowes serving as Chairman. Each member of the Audit Committee is “independent,” as defined in Rule 4200(a)(15) of the NASD listing standards. The Audit Committee met five times during fiscal 2005. The Board has determined that Harry M. Linowes is an audit committee financial expert, as that term is defined under the SEC rules.

The Compensation Committee reviews the compensation of executives of the Company, makes recommendations to the Board of Directors with respect to standards for setting compensation levels, and administers the Company's Amended and Restated Omnibus Stock Plan (the “Stock Plan”). The current members of the Compensation Committee are Messrs. Casner, Linowes, Wetzel, Grimes and Stover, none of whom is employed by the Company, with Mr. Casner serving as Chairman. The Compensation Committee met six times during fiscal 2005.

The Nominating Committee identifies qualified director candidates, recommends to the Board candidates for election or re-election, and from time to time reviews the committee structure and makeup of the Board. The current members of the Nominating Committee are Messrs. Casner, Linowes, Wetzel, Grimes and Stover, all independent Directors of the Company (as independence is defined in the NASD listing standards), with Mr. Wetzel serving as Chairman. The Nominating Committee met one time during fiscal 2005. The Nominating Committee operates under a written charter, adopted by the Board of Directors, a copy of which is available without charge, upon written request made to the Secretary of the Company at its principal executive offices. The Charter is also posted on the Company’s website under “Investor Relations-Corporate Governance” at www.acecomm.com.

The Nominating Committee considers candidates for director nominees proposed by directors, the Chief Executive Officer and shareholders. The Nominating Committee may also retain recruiting professionals to identify and evaluate candidates for director nominees. The Nominating Committee recently adopted a policy with regard to director candidates recommended by shareholders. Under this policy, the Nominating Committee will consider timely written suggestions from shareholders and will consider such candidates in the same manner in which the Committee evaluates candidates recommended by other sources. Shareholders wishing to suggest a candidate for director nomination for the 2006 annual meeting should mail their suggestions to ACE*COMM Corporation, 704 Quince Orchard Road, Gaithersburg, Maryland 20878, Attn: Secretary. Suggestions must be received by the Secretary of the Company no later than July 1, 2006.

In selecting director nominees, the Committee strives for a mix of experience and diversity, and those who will be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the Company and its stockholders. The Committee assesses each nominee’s independence, character and qualifications, as well as their skills, knowledge, perspective, business judgment, leadership, industry-specific knowledge, business creativity and vision. In addition, the Committee considers the prospective nominee’s standards of personal and professional integrity.

The Committee also considers such other relevant factors as it deems appropriate. Potential candidates are screened and interviewed by the Nominating Committee, and all members of the Board interview the final candidates. After completing the evaluation process, the Committee makes a recommendation to the full Board as to the person who should be nominated by the Board, and the Board determines the nominees after considering the recommendations of the Committee.

During fiscal year 2005, the Board of Directors held eleven meetings. All directors were in attendance at 75% or more of the Board and Committee meetings of which he was a member.

Outside directors receive $12,000 each per fiscal year ($16,000 in the case of the Chairman of the Audit Committee), payable in quarterly installments, and are reimbursed for their travel expenses in attending Board and Committee meetings. In addition, upon his election or appointment to serve, each outside director receives an option to purchase 3,000 shares (4,000 shares in the case of the Chairman of the Audit Committee) of the Company's Common Stock for each year such director is elected or appointed to serve, at an exercise price equal to the fair market value on the date of grant, pursuant to the 2000 Stock Option Plan for Directors (the “Plan”). Each option granted becomes exercisable in installments of one-third of the option shares on each anniversary of the date of grant, provided that the option holder still serves as a director on such date or, if he ceases to be a director (other than by reason of termination for cause) within 45 days prior to such date, he has served as a director for at least 12 consecutive months as of such date. All options granted under the Plan expire upon the earlier of five years from the date of grant, the expiration of six months following death, resignation or removal other than for cause, and, immediately, upon removal of a director for cause. If elected to serve as a Director, Mr. Grimes would be granted an option to purchase 9,000 shares of Common Stock.

In December 2004, the Board approved an amendment to the Plan (the “Amended 2000 Plan”), subject to approval of the stockholders at the 2005 Annual Meeting, which would permit discretionary grants to outside directors from time-to-time. If the amended plan is approved by the stockholders at the Annual Meeting, Messrs. Casner and Wetzel will receive a discretionary grant of 10,000 option shares, and Mr. Linowes will receive a discretionary grant of 13,000 option shares, such grant being effective as of December 3, 2004 (the date the grant was approved by the Board), with the shares vesting and becoming exercisable in installments of one-third of the option shares on each anniversary of the date of grant. The exercise price of these discretionary option grants is $2.08 per share, which was the fair market value of the option shares on the date of grant.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Committee Report

The Company’s officer compensation policy is to offer a package that includes a competitive salary, an incentive bonus based upon achievement of the Company’s financial objectives and of individual performance goals, and competitive benefits. The Company also encourages broad-based employee ownership of Company stock through a stock option program in which key employees are eligible to participate. In addition, all employees (excluding those possessing 5% or more total voting power or value of all classes of stock of the Company) are eligible to purchase stock through payroll deductions under the Company’s Qualified Employee Purchase Plan. The Company's compensation policy for officers is similar to that for other employees, and is designed to promote continued performance and attainment of corporate and personal goals.

The Compensation Committee of the Board of Directors (comprised entirely of non-employee directors) reviews and approves individual officer salaries, bonus plan financial performance goals, bonus plan allocations, and stock option grants. The Committee also reviews guidelines for compensation, bonus, and stock option grants for all employees. The Compensation Committee has established the following compensation guidelines: (i) to enable the Company to attract highly qualified executives and management talent from within the telecommunications and other related industries, (ii) to retain top performers and ensure future management continuity, (iii) to reward achievement of the Company's strategic goals and financial targets, and (iv) to provide compensation that is consistent with marketplace competitiveness for companies of similar size, Company and individual performance, and stockholder returns.

Officers of the Company are paid salaries in line with their responsibilities and experience. These salaries are structured to be within the range of salaries paid by competitors of similar size in the telecommunications and other relevant industries. Competitors selected for salary comparison purposes may differ from the companies included in the comparative performance indexes in the Performance Graph below.

The economic conditions confronting the telecommunications industry caused the Compensation Committee to depart from its normal practices during the past three fiscal years. For fiscal year 2005 (as it had in fiscal 2003 and 2004), the Committee approved the recommendation of management not to grant annual salary increases to the Corporation’s executive officers. In February 2002, the executive officers had elected to take a voluntary salary reduction of 10%. That reduction in salary continued through November 2003, at which time the salaries were restored to pre-reduction levels.

Officers also typically participate in an executive bonus plan. Under the plan, awards are granted in cash and stock in the form of stock options.

Stock option grants to officers are designed to promote success by aligning the officers’ financial interests with long-term stockholder value and by providing an incentive for individual long-term performance and the achievement of short-term financial performance of the Company. Grants of stock options are based on various subjective factors primarily relating to the responsibilities of the individual officers, and also to their expected future contributions and prior option grants. All options granted to the named executive officers in 2003, 2004 and 2005 are reflected in the tables labeled “Summary Compensation Table” and “Option Grants in Last Fiscal Year” below.

In fiscal 2003, due to the economic conditions of the Company, and acting on the recommendation of management, the Committee suspended the corporate bonus program for executive officers. Accordingly, executive officers were not granted stock options in fiscal year 2003, nor did they participate in a cash bonus program.

In fiscal year 2004, the Committee elected to again suspend the corporate bonus plan for executive officers. Consequently, executive officers did not receive stock option grants based on financial performance objectives, nor did they participate in a cash bonus program. In December 2003, the Committee granted a one-time discretionary stock option to certain executive officers, in recognition of their performance in relation to the i3 Mobile acquisition. The options vest over a three-year period. In addition, in fiscal year 2004, Mr. Tinmouth was granted a stock option in connection with his employment.

In fiscal year 2005, the Committee did not institute a corporate bonus plan for all executive officers. However, Mr. Tinmouth was eligible for a cash bonus based on predetermined revenue and profit targets for the projects that were transferred as part of the asset purchase from Intasys. Based on the Company’s results for calendar year 2004, Mr. Tinmouth was awarded 100% of his cash bonus, which is reflected in the Summary Compensation Table below.

Mr. Tinmouth was also granted a stock option which would vest and become exercisable seven years from the date of grant, but was subject to earlier, accelerated vesting based on the same predetermined revenue and profit goals as were established for payment of his cash bonus. Based on the Company’s results for calendar year 2004, the vesting of the performance-based option shares granted to Mr. Tinmouth was accelerated to March 1, 2005. In addition, in fiscal year 2005, Mr. Couch was granted a stock option in connection with his employment with the Company. All options granted to named executive officers in fiscal year 2005 are reflected in the tables labeled “Summary Compensation Table” and “Option Grants in Last Fiscal Year” below.

As noted above, the Company's compensation policy is based primarily upon the practice of pay-for-performance. Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to Named Executive Officers. The Committee currently believes that the Company should be able to continue to manage its executive compensation program for Named Executive Officers so as to preserve the related federal income tax deductions.

The Compensation Committee annually reviews and approves the compensation of George Jimenez, the Chief Executive Officer. As discussed previously, a bonus plan for executive officers was not instituted in fiscal 2005 and, accordingly, Mr. Jimenez was not eligible for a cash bonus nor did he receive a performance-based stock option grant. The Committee also did not grant an annual salary increase to Mr. Jimenez in fiscal 2005.

COMPENSATION COMMITTEE

Paul G. Casner, Jr.
Harry M. Linowes
Gilbert A. Wetzel
J. William Grimes
Matthew J. Stover

Cash Compensation

Cash compensation paid or accrued for services in all capacities for 2003, 2004 and 2005 fiscal years for the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company for fiscal 2005 whose salary and bonus exceeded $100,000 (the “Named Executive Officers”) is set forth in the following table.

Summary Compensation Table

	Annual Compensation(1)					Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary(2)		Bonus	Other Annual Compen- sation(3)	Number of Shares Underlying Options		All Other Compen- sation(4)
George T. Jimenez	2005	$200,769		$0	$0	0		$11,171
Chairman of the Board,	2004	193,159		0	0	24,000		11,171
Chief Executive Officer and Treasurer	2003	173,769		0	0	0		11,171

John B. Bennett	2005	14,385	(5)	0	0	0		0
President	2004	—		—	—	—		—
	2003	—		—	—	—		—

Christopher C. Couch	2005	132,116	(6)	0	24,505	125,000	(7)	0
Senior Vice President and	2004	—		—	—	—		—
Chief Marketing Officer	2003	—		—	—	—		—

Steven R. Delmar	2005	175,673		0	0	0		0
Senior Vice President and	2004	168,143		0	0	36,000		0
Chief Financial Officer	2003	152,048		0	0	0		0

Michael E. Tinmouth	2005	134,015		64,876	0	25,000		0
Senior Vice President	2004	46,906	(8)	0	0	90,000	(7)	0
	2003	—		—	—	—		—

(1)	Includes salary deferrals under the Company’s 401(k) plan.

(2)	Reflects a voluntary reduction in salary starting in February 2002 and continuing through November 2003, for each of the named executive officers employed during that period.

(3)	Does not include perquisites and personal benefits aggregating less than 10% of the officer’s salary and bonus. Comprises as to Mr. Couch relocation expenses of $24,505.

(4)

Consists of, as to all years, amounts paid in connection with a life insurance policy and disability insurance for Mr. Jimenez. For fiscal 2005, $6,975 was paid for life insurance and $4,196 was paid for disability insurance.

(5)	Reflects compensation beginning June 8, 2005, when Mr. Bennett joined the Company.

(6)	Reflects compensation beginning August 16, 2004, when Mr. Couch joined the Company.

(7)	One-time grants made to Messrs. Couch and Tinmouth, in connection with hiring.

(8)	Reflects compensation beginning February 13, 2004, when Mr. Tinmouth joined the Company.

Option Grants

The following table shows, as to the Named Executive Officers, the options to purchase Common Stock granted by the Company in fiscal 2005.

Option Grants in Last Fiscal Year

	Individual Grants
						Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term(1)
Name	Number of Shares Underlying Options Granted		Percentage of Total Options Granted to Employees in Fiscal 2005	Exercise Price Per Share	Expiration Date	0%	5%	10%
George T. Jimenez	—		—	—	—	—	—	—
John B. Bennett	—		—	—	—	—	—	—
Christopher C. Couch	125,000	(2)	29.90	$1.76	8/19/14	0	$138,357	$350,623
Steven R. Delmar	—		—	—	—	—	—	—
Michael E. Tinmouth	25,000	(3)	5.98	1.75	10/26/14	0	27,514	69,726

(1)

Amounts are based on the 0%, 5%, and 10% annual compounded rates of appreciation of the Common Stock price from the date of grant, prescribed by the Securities and Exchange Commission, and are not intended to forecast future appreciation of the Company’s Common Stock. The prices of the Common Stock, assuming such annual compounded rates of appreciation over the term of the option, would be as follows:

Exercise price	Term of Option	0%	5%	10%
$1.76	10 years	$0	$2.867	$4.565
$1.75	10 years	$0	$2.851	$4.539

(2)

Option granted in connection with hiring, of which one third vests and becomes exercisable on each of the three anniversaries of the date of grant, provided that the officer is employed by the Company through each date.

(3)

Performance-based option grant, vesting seven (7) years from the date of grant, providing the executive is still employed with the Company at that time. The vesting and exercisability of the option shares were subject to accelerated vesting if certain revenue and profit goals were met for calendar year 2004. Both the revenue and profit targets were met in full and the vesting and exercisability was accelerated to March 1, 2005.

            Also, in fiscal 2005, the Company accelerated options to purchase common stock granted to its employees generally, including certain of the officers. This acceleration affects prior grants of options made to George Jimenez and Steve Delmar, who have been treated identically to all other employees receiving options with similar exercise prices.

Fiscal 2005 Stock Option Exercises and Year-End Option Values

The following table shows, as to the Named Executive Officers, the information concerning exercises of stock options in the last fiscal year and 2005 fiscal year-end option values.

Fiscal 2005 Stock Option Exercises and Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized(1)	Number of Shares Underlying Unexercised Options at Fiscal Year-End Exercisable/Unexercisable		Value of Unexercised In-the-Money Options at Fiscal Year-End(2) Exercisable/Unexercisable

George T. Jimenez	0	$0	133,224	20,000	$16,772	$22,800
John B. Bennett	0	0	0	0	0	0
Christopher C. Couch	0	0	0	125,000	0	75,000
Steven R. Delmar	0	0	136,977	20,000	90,836	22,800
Michael E. Tinmouth	0	0	115,000	0	24,250	0

__________________

(1)	Value realized represents the positive spread between the respective exercise prices of the exercised options and the fair market value per share on the respective dates of exercise.

(2)	Value for “in-the-money” options represent the positive spread between the respective exercise prices of outstanding options and the market price on June 30, 2005.

Employment Agreements, Change in Control and Separation Arrangements

The Company does not have any employment agreements with its executive officers.

Compensation Committee Interlocks and Insider Participation

ACE*COMM’s Compensation Committee is composed of five non-employee directors: Messrs. Casner, Linowes, Wetzel, Grimes and Stover. No current member of the Compensation Committee is an officer or employee of ACE*COMM. There are no interlock relationships, as defined in the applicable SEC rules.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics that applies to all directors, officers, employees and agents of ACE*COMM and its subsidiary companies and affiliates, including its principal executive, financial and accounting officers and persons performing similar functions. The Code of Business Conduct and Ethics will be made available, without charge, upon written request made to the Secretary of the Company at its principal executive offices. The Code is also posted on the Company’s website under “Investor Relations-Corporate Governance” at www.acecomm.com.

Stockholder Communications with Directors

The Board of Directors welcomes communications from the Company’s stockholders. Any stockholder may communicate with either the Board as a whole, or with any individual director, by sending a written communication c/o the Company’s Corporate Secretary at the Company’s offices located at 704 Quince Orchard Road, Gaithersburg, MD 20878. All such communications sent to the Company’s Corporate Secretary must state the name of the communicating stockholder and the number of shares beneficially owned; and will be forwarded to the Board, as a whole, or to the individual director to whom such communication was addressed.

Executive Officers of the Company

The following table sets forth the names, ages and positions of the current executive officers of the Company:

Name	Age	Current Position

George T. Jimenez	69	Chairman of the Board, Chief Executive Officer and Treasurer
John B. Bennett	43	President
Christopher C. Couch	35	Senior Vice President and Chief Marketing Officer
Steven R. Delmar	49	Senior Vice President and Chief Financial Officer
Michael E. Tinmouth	47	Senior Vice President and Head of Business Development
Loretta L. Rivers	48	Corporate Secretary and Director of Human Resources

George T. Jimenez is the Chief Executive Officer of the Company and has served as Treasurer and a Director of the Company since its inception in 1983. Mr. Jimenez served as President from 1983 to September 1999 and July 2001 to June 2005.

John B. Bennett joined the Company in June 2005 as President. Prior to joining ACE*COMM, Mr. Bennett was President of Sentori starting in February 2001 and CEO and President from March 2003 to January 2005. Before Sentori, Mr. Bennett was with CMGI from May 1999 to February 2001, first as Vice President of Business Development for CMGI Solutions, and moving to CMGI's Corporate Strategy Group as a Vice President in May 2000. Mr. Bennett held the position of Vice President of Business Development with Nascent Technologies from February 1998 to March 1999, at which time that company was acquired by CMGI. Prior to his employment with Nascent, Mr. Bennett held senior level positions with IoWave and Boston Technologies and was the Sales Director of Corporate Accounts with Bell Atlantic from October 1991 through July 1997, among other positions.

Christopher C. Couch joined the Company in August 2004 as Senior Vice President and Chief Marketing Officer. Prior to joining ACE*COMM, Mr. Couch headed his own business consulting firm, which provided business assessment and market plans for various technology firms. From January 2001 through December 2003, he was Sr. Vice President and Chief Technology Officer of RateIntegration, Inc. Mr. Couch was Sr. Director – North American OSS Practice for Logica, Inc., from January 2000 through December 2001. Prior to joining Logica, he was a Principal of BusinessEdge Solutions. From 1996 to 1999, Mr. Couch was Director of Next Generation Services of Evolving Systems, Inc.

Steven R. Delmar joined the Company as a consultant in July 2001 and was appointed the Chief Financial Officer as of October 1, 2001. In January 2003, Mr. Delmar was also named a Senior Vice President. Prior to joining the Company, Mr. Delmar held various executive positions with Microlog Corporation, a communications software company, including fifteen years as Executive Vice President and Chief Financial Officer. He was most recently co-President and a Director of Microlog.

Michael E. Tinmouth joined the Company in February 2004 as Senior Vice President and Head of Business Development, following the purchase of assets from Intasys. From September 2001 to February 2004, Mr. Tinmouth was President and CEO of Intasys Billing Technologies; and was the Chief Financial Officer of that entity from March 2000 to September 2001. Prior to joining Intasys, Mr. Tinmouth was Director of Finance and Administration at NSI Communications Inc., a Montreal-based VSAT manufacturer.

Loretta L. Rivers has been Corporate Secretary since 1989 and was also named Director of Human Resources in January 2001. Ms. Rivers has served in various capacities with the Company since its inception in 1983.

The term of each executive officer will expire at the annual meeting of the Board of Directors, which is scheduled to be held on December 2, 2005.

Performance Graph

In accordance with current Securities Exchange Act of 1934 regulations, the following performance graph compares the performance of the Company's Common Stock to the Nasdaq Stock Market Index and to the Nasdaq Telecommunications Index. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at June 30, 2000, and that all dividends were reinvested.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG

ACE*COMM CORPORATION, NASDAQ MARKET

INDEX AND NASDAQ TELECOMMUNICATIONS INDEX

ASSUMES $100 INVESTED ON JUNE 30, 2000

ASSUMES DIVIDEND REINVESTED

FISCAL YEAR ENDING JUNE 30, 2005

Audit Committee Report

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter adopted by the Board of Directors, include providing oversight to the Company's financial reporting process through periodic meetings with the Company's independent auditors and management to review accounting, auditing, internal controls, and financial reporting matters. The Charter was reviewed and amended in August 2004; and was most recently reviewed by the Committee in September 2005. The Charter is posted on the Company’s website under “Investor Relations-Corporate Governance” at www.acecomm.com.

As part of its oversight of ACE*COMM’s financial statements, the Committee reviews and discusses with both management and the Company’s independent accountants all financial statements and quarterly results prior to their issuance. During fiscal 2005, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Committee. The Committee reviewed and discussed with management the Company’s audited financial statements included in the 2005 Annual Report to Stockholders. The Committee discussed with Grant Thornton LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees” (“SAS 61”). SAS 61 requires the independent auditors to provide the Committee with additional information regarding the scope and results of their audit of the Company's financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) adoption of or changes in significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit. The Committee has received from Grant Thornton LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” with respect to any relationships between Grant Thornton LLP and the Company. Based on the review and discussions described above with respect to the Company's audited financial statements included in the Company's 2005 Annual Report to Stockholders, the Committee recommended to the Board of Directors that such financial statements be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Harry M. Linowes
Paul G. Casner, Jr.
Gilbert A. Wetzel
J. William Grimes
Matthew J. Stover

Audit and Non-Audit Fees

The following table presents fees billed for professional services provided during fiscal 2005 and 2004 by Ernst & Young LLP, the Company’s former independent accountants, and by Grant Thornton, the Company’s current independent accountants, for:

Type of Fee	Ernst & Young	Grant Thornton
FY2004	FY2005	FY2004	FY2005

Audit fees	$21,900	$7,000	$130,477	$245,193
Audit Related Fees	0	3,400	33,538	37,059
Tax Fees	0	0	42,247	60,318
All other fees	594	0	18,381	17,380
Total Fees	$22,494	$10,400	$224,643	$359,950

The 2005 and 2004 fees shown above reflect total fees billed by Grant Thornton. In the proxy statement filed by the Company on October 26, 2004, the 2004 figures reflected total fees paid to Grant Thornton.

The components of the total fees billed were as follows:

Audit fees: This category includes the audit of ACE*COMM's annual financial statements included in our Annual Reports on Form 10-K and the reviews of our financial statements included in our Quarterly Reports on Forms 10-Q and services that were provided in connection with statutory and regulatory filings. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdictions and preparation of the annual management letter on internal control matters. The Ernst and Young fees relate to obtaining their consent for the inclusion of the 2002 financial statements which they audited and were included in the Form 10-K in 2004 and 2003.

Audit related fees: This category includes fees for assurance and related services that are reasonably related to the performance of the audit or review of ACE*COMM's consolidated financial statements and are not reported under Audit Fees. These services include employee benefit plan audits and other attest services concerning acquisitions and related regulatory filings.

Tax fees: This category consists of federal, state and expatriate tax compliance, preparation of tax returns, and international tax planning.

All other fees: This category consists of fees incurred with accounting research, accounting consultations in connection with acquisitions, and consultations concerning financial accounting and reporting standards.

The Audit Committee has determined that the other professional services provided by Grant Thornton are compatible with maintaining the independence of Grant Thornton.

The Audit Committee pre-approved all audit services and non-audit services (other than de minimus non-audit services) provided to the Company by the independent auditor. The Chairman of the Audit Committee has the delegated authority from the Committee to pre-approve additional services, between meetings, and such approval is then communicated to the full Audit Committee.

SECTION 16A BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the Nasdaq. Officers, directors and greater than ten-percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no Forms 5 were required, we believe that all Section 16 filing requirements applicable to our officers and directors and ten-percent beneficial owners were complied with during the 2005 fiscal year except that Mr. Tinmouth filed a Form 4 late, reporting a single transaction; and an amended Form 3 was filed by Mr. Grimes, reporting ownership of an additional 187 shares of the Company’s common stock.

Equity Compensation Plan Information

The following table shows information about the securities authorized for issuance under our equity compensation plans as of June 30, 2005:

	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	2,152,783	$ 3.53	414,006
Equity compensation plans not approved by security holders	—	$ —	—
Total	2,152,783	$ 3.53	414,006

PROPOSAL TO APPROVE THE AMENDED AND RESTATED OMNIBUS STOCK PLAN, AS AMENDED

The stockholders of the Company are being asked to consider and vote upon a proposal to approve the Company’s Amended and Restated Omnibus Stock Plan (the “Stock Plan”), as amended. Stockholder approval of the amendment and restatement of the Stock Plan is being requested so that stock options granted under the Stock Plan may continue to qualify as incentive stock options under Section 422 of the Internal Revenue Code, so that awards, including options, may continue to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code and because such approval is required by The Nasdaq Stock Market. The primary changes to the Stock Plan are the following:

•	The maximum number of shares of Common Stock in respect of which stock-based awards may be granted under the Stock Plan has been increased from 4,200,000 to 4,900,000 shares.

•	The Company’s ability to reprice options or stock appreciation rights without stockholder approval and to grant “reload” options has been eliminated.

•

Individual limits for cash-based performance awards intended to qualify under Section 162(m) of the Internal Revenue Code have been added to the Stock Plan. These limits are $1,000,000 per grantee for one year performance awards and $2,500,000 per year for multi-year performance awards.

•

The following business criteria have been added to the Stock Plan for awards intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m): (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders’ equity and (15) revenue.

•	The Stock Plan term has been extended until September 20, 2015.

A copy of the Stock Plan is attached as an exhibit hereto and the description set forth below is qualified in its entirety by reference to such Plan.

The Stock Plan is administered by the Compensation Committee of the Board of Directors (the “Committee”). All employees of the Company, its parent or subsidiaries, including employee directors, are eligible to participate in the Stock Plan. The Committee's determinations of which eligible individuals are granted awards and the terms thereof are based on each individual's present and potential contribution to the success of the Company. It is not possible at this time to determine the nature or amount of any such awards that may be subject to future grants to the Company’s executive officers, other employees, employee directors or other participants in the Stock Plan.

The maximum number of shares of common stock subject to awards of any combination that may be granted during any one calendar year to any one individual is 500,000. The types of awards that are available under the Stock Plan are stock options, stock appreciation rights, stock awards, phantom stock awards, and performance awards. The shares of Common Stock to be delivered under the Stock Plan are available from the authorized but unissued shares of Common Stock.

The maximum amount that may be earned as a performance award in any calendar year by any one grantee is $1,000,000 and the maximum amount that may be earned as a performance award in respect of a multi-year performance period by any one grantee is $2,500,000.

If, and to the extent, that the Committee determines that an award should qualify as “performance-based compensation” for purposes of Internal Revenue Code Section 162(m), the grant, exercise and/or settlement of such award shall be contingent upon satisfaction of performance goals based on one or more of the following business criteria for the Company, on a consolidated basis, and/or specified subsidiaries or business units of the Company (except with respect to the total stockholder return and earnings per share criteria): (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders’ equity and (15) revenue. Business criteria may be measured on an absolute basis or on a relative basis (i.e., performance relative to peer companies) and on a GAAP or non-GAAP basis.

Stock options may be granted under the Stock Plan at the discretion of the Committee and subject to such terms and conditions determined by the Committee and set forth in a grant agreement. Options granted under the Stock Plan may be either nonqualified options or incentive stock options. The Committee has discretion to fix the exercise price of such options at a price not less than 100% of the fair market value of the underlying shares of Common Stock at the time of grant thereof. The closing price of the Common Stock on October 12, 2005 was $2.83. The Committee has broad discretion as to the terms and conditions upon which options shall be exercisable, but under no circumstances will an incentive stock option have a term exceeding 10 years from date of grant.

The option exercise price may be satisfied in cash or, in the discretion of the Committee, by exchanging shares of Common Stock owned or surrendered by the optionee, by a combination of cash and shares of Common Stock or by such other means as the Committee may prescribe. Subject to applicable law, the Company also may make or guarantee loans to optionees to assist optionees in exercising stock options.

The Stock Plan, as amended and restated, does not permit the grant of “reload” options and does not permit the Committee to reprice outstanding options or stock appreciation rights without stockholder approval.

Incentive stock option awards under the Stock Plan must comply with Section 422 of the Internal Revenue Code. Incentive stock option awards made to an optionee who owns more than 10% of the outstanding stock of the Company must have an exercise price that is not less than 110% of the fair market value of the underlying shares on the date of grant, a term not exceeding five years, and the aggregate fair market value of shares of Common Stock with respect to which all incentive stock options first become exercisable by an optionee in any calendar year shall either not exceed $100,000 or be treated as non-qualified options.

The Committee also may grant stock appreciation rights. Upon the exercise of a stock appreciation right with respect to a share of Common Stock, a participant would be entitled to receive the excess of the fair market value of such shares over the base price of such right, which is specified by the Committee upon grant and may not be less than 100% of the fair market value of the underlying shares at the date of grant. The Committee has the authority to determine whether the value of a stock appreciation right is paid in cash or shares of Common Stock or a combination of both.

The Committee also has discretion to make contingent grants of performance shares which will be earned to the extent performance goals established by the Committee are achieved over a period of time specified by the Committee. The Committee will have discretion to determine the value of each performance share, to adjust the performance goals as it deems equitable to reflect events affecting the Company or changes in law or accounting principles or other factors, and to determine the number of performance shares which have been earned based on performance relative to such performance goals. In the case of awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, any such adjustments shall be made in a manner that complies with the exception for qualified performance-based compensation under Section 162(m) of the Internal Revenue Code. The value of performance shares that are earned may, in the discretion of the Committee, be paid in the form of cash, shares of Common Stock, or a combination of both.

Awards of stock under the Stock Plan will be made at the discretion of the Committee and may be subject to forfeiture and restrictions on transfer. In general, a participant who has been granted restricted stock will from the date of grant have the benefits of ownership in respect of such shares, including the right to vote such shares and to receive dividends and other distributions thereon, subject to the restrictions set forth in the Stock Plan and in the instrument evidencing such award. The shares of restricted stock will be held by the Company, or by an escrow agent designated by the Company, during the restricted period and may not be sold, assigned, transferred, pledged, or otherwise encumbered until the restrictions have lapsed. The Committee has authority to determine the duration of the restricted period and the conditions under which stock may be forfeited, as well as the other terms and conditions of such awards.

The Stock Plan also authorizes the Committee to grant to participants awards that are valued in whole or in part by reference to, or are otherwise based on, the value of shares of Common Stock (“Stock Unit Awards”). The Committee has discretion to determine the participants to whom Stock Unit Awards are to be made, the times at which such awards are to be made, the size of such awards, and all other conditions of such awards, including any restrictions, deferral periods, or performance requirements. The provisions of the Stock Unit Awards will be subject to such rules and regulations as the Committee shall determine at the time of grant.

Any award under the Stock Plan may provide that the participant has the right to receive currently or on a deferred basis dividends or dividend equivalents and/or other cash payments in addition to or in lieu of such award, all as the Committee shall determine.

In the event of a reclassification, recapitalization, stock split, stock dividend, combination of shares, or other similar event, the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the Stock Plan will be adjusted to reflect such event, and the Committee will make such adjustments as it deems appropriate and equitable in the number, kind and price of shares covered by outstanding awards made under the Stock Plan, and in any other matters which relate to awards and which are affected by the changes in the Common Stock referred to above.

In the event of any proposed Change in Control (as defined in the Stock Plan), the Committee will take such action as it deems appropriate and equitable to effectuate the purposes of the Stock Plan and to protect the grantees of awards, which action may include, but without limitation, any one or more of the following: (i) acceleration or change of the exercise dates of any award; (ii) arrangements with grantees for the payment of appropriate consideration to them for the cancellation and surrender of any award; and (iii) in any case where equity securities other than common stock of the Company are proposed to be delivered in exchange for or with respect to common stock of the Company, arrangements providing that any award shall become one or more awards with respect to such other equity securities.

The Committee is also authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Stock Plan.

In the event the Company dissolves and liquidates (other than pursuant to a plan of merger or reorganization), then notwithstanding any restrictions on exercise set forth in this Plan or any Grant Agreement, or other agreement evidencing a stock option, stock appreciation right or restricted stock Award: (i) each grantee shall have the right to exercise his stock option or stock appreciation right, or to require delivery of share certificates representing any such restricted stock Award, at any time up to ten (10) days prior to the effective date of such liquidation and dissolution; and (ii) the Committee may make arrangements with the grantees for the payment of appropriate consideration to them for the cancellation and surrender of any stock option, stock appreciation right or restricted stock award that is so canceled or surrendered at any time up to ten (10) days prior to the effective date of such liquidation and dissolution. The Committee may establish a different period (and different conditions) for such exercise, delivery, cancellation, or surrender to avoid subjecting the grantee to liability under Section 16(b) of the Exchange Act. Any stock option or stock appreciation right not so exercised, canceled, or surrendered shall terminate on the last day for exercise prior to such effective date; and any restricted stock as to which there has not been such delivery of share certificates or that has not been so canceled or surrendered, shall be forfeited on the last day prior to such effective date.

The Committee has broad discretion as to the specific terms and conditions of each award and any rules applicable thereto, including but not limited to the effect thereon of the death, retirement, or other termination of employment of the participant and the effect, if any, of a change in control of the Company. The terms of each award are to be evidenced by a written instrument delivered to the participant. The awards authorized under the Stock Plan are subject to applicable tax withholding by the Company which may be satisfied by the withholding of shares issuable under the Stock Plan.

No award may be granted under the Stock Plan after September 20, 2015.

The Stock Plan may be amended or terminated at any time by the Board of Directors, except that no amendment may be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement, including stock exchange listing requirements.

The Stock Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Internal Revenue Code.

The following is a brief summary of the federal income tax consequences under the Internal Revenue Code as currently in effect:

(i) Incentive Stock Options. No taxable income is realized by the optionee upon the grant or (unless the optionee is subject to the alternative minimum tax) exercise of an incentive stock option. If there were no disposition of the option shares until more than two years after the option is granted and more than one year after the option is exercised, the gain or loss realized by the optionee on the sale of such shares would be eligible for long term capital gain or loss treatment, and the Company would not be entitled to any income tax deduction by reason of the grant or exercise of the option. The maximum federal income tax rate on long term capital gain is presently 15 percent.

If the option shares were disposed of in a sale, exchange, gift or other “disqualifying disposition” prior to the expiration of the two-years-from-grant/one-year-from-exercise holding period, generally the optionee would realize taxable ordinary income in the year of such disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise of the option over the option price thereof. However, if the disposition is a sale or exchange of the type on which a loss, if sustained, would be recognized to such optionee, ordinary income would be realized by such optionee in an amount equal to only the gain realized on such sale or exchange if such gain is less than such excess. The optionee would realize capital gain on the balance of the gain in a disqualifying disposition which would be long term capital gain if disposition occurs more than 12 months from the date of option exercise and short term capital gain if not. The Company generally would be entitled to a deduction for the year in which a disqualifying disposition occurs in the amount of the ordinary taxable income to the optionee.

(ii) Non-Qualified Options. No taxable income is realized by the optionee upon the grant of a non-qualified option. On exercise, the excess of the fair market value of the shares at the time of exercise over the option price of such shares would be treated as compensation. Special rules may apply to a participant who is subject to Section 16 of the Exchange Act. Any amounts treated as compensation (a) would be taxable at ordinary income tax rates in the year of exercise, (b) would be subject to withholding for federal income tax purposes in the case of an employee, and (c) generally would be an allowable income tax deduction to the Company. The optionee's tax basis for shares acquired upon exercise of a non-qualified option would be equal to the option price paid for the shares plus any amounts treated as compensation. An optionee would generally be entitled to capital gain treatment on the difference between his tax basis and the sale price of the shares acquired upon exercise which would be long term capital gain if the sale occurs more than one year from exercise and short term capital gain if not.

(iii) Restricted Stock Awards. No income would be realized by an employee in connection with the grant of a restricted stock award. When the restrictions lapse, the employee would be required to include as taxable ordinary income the fair market value of such shares at the time the restrictions lapse. The Company would be entitled to a deduction for federal income tax purposes equal to the amount so included in such employee's income. An employee may, by making a Section 83(b) election within 30 days after the transfer of stock, choose to recognize income upon the grant of a restricted stock award. Any appreciation in the stock value after the grant date will be eligible for capital gain treatment upon the subsequent sale of the stock. However, if the stock is forfeited later, the loss deduction allowable is limited to the price paid for the stock (if any) minus any amounts received upon such forfeiture.

(iv) Payment of Withholding Taxes. The Company may withhold, or require a participant to remit to the Company, an amount sufficient to satisfy any federal, state and local withholding tax requirements. The Committee may permit a participant to satisfy a tax withholding requirement on exercise of an option or vesting or payment of any other award by delivery to the Company of shares of its Common Stock owned by the participant, including shares the participant is entitled to receive upon exercise of the option or vesting or payment of any other award.

(v) Code Section 162(m). Section 162(m) of the Code limits the tax deduction available for compensation paid to the Company's five most highly-compensated individuals in excess of $1,000,000. To the extent practicable, awards under the Stock Plan to designated executives are intended to qualify as “performance-based” compensation which is excluded from the Section 162(m) cap on deductibility.

(vi) Other. To the extent payments which are contingent on a change in control are determined to exceed certain Code limitations, they may be subject to a 20% nondeductible excise tax and the Company's deduction with respect to the associated compensation expense may be disallowed in whole or in part.

The foregoing discussion summarizes the federal income tax consequences of the Stock Plan based on current provisions of the Code which are subject to change. This summary does not cover any state or local tax consequences of participation in the Stock Plan.

No benefits have been granted under the Stock Plan pending stockholder approval of the amendment of the plan.

The Board of Directors recommends a vote FOR the proposal to approve the Amended and Restated Omnibus Stock Plan, as amended.

PROPOSAL TO AMEND THE 2000 STOCK OPTION PLAN FOR DIRECTORS

The Board of Directors finds it desirable to amend the Company’s 2000 Stock Option Plan for Directors (the “2000 Plan”), to increase the number of shares issuable pursuant to options granted under the plan; and to provide for discretionary grants to non-employee directors, as may be approved by the Compensation Committee from time to time. The Board of Directors has approved and recommends that the stockholders approve the amendments to the 2000 Plan (which, as amended, is referred to as the “Amended 2000 Plan”). The only material changes to the 2000 Plan were to increase the maximum number of shares of Common Stock in respect of which stock-based awards may be granted from 200,000 to 400,000 and to permit the grant of discretionary options to non-employee directors in addition to the formula option grants currently provided under the 2000 Plan. The shares of Common Stock to be delivered under the plan are available from the authorized but unissued shares of Common Stock. The Amended 2000 Plan is administered by the Board of Directors.

A copy of the Amended 2000 Plan is attached as an exhibit hereto and the description set forth below is qualified in its entirety by reference to the plan.

Only non-employee directors, who have been approved by the Chairman of the Board for participation, are eligible to participate in the Amended 2000 Plan. An eligible non-employee director who is elected (or re-elected) by the stockholders or appointed by the Board to serve as a director shall receive an option to purchase 3,000 shares of Common Stock (4,000 shares in the case of the Chairman of the Audit Committee), multiplied by the number of years for which such director has then been elected or appointed to serve, which option shall be granted as of the date on which such director has been elected, reelected or appointed, as the case may be. The number of years in a director's term of office will be rounded to the nearest whole number of years.

In addition to the formula grants described in the preceding paragraph, under the Amended 2000 Plan, non-employee directors may also receive such discretionary grants as may be approved by the Compensation Committee from time to time.

Each option granted under the Amended 2000 Plan will become exercisable in equal installments of as near to one third as possible upon each successive anniversary of the date on which such option was granted (the “Vesting Date”), provided that (i) the optionee still serves as a director on such Vesting Date; or (ii) in the event of the expiration or termination of the optionee's term of office (other than by reason of his or her removal for cause) within 45 days prior to such Vesting Date, such Optionee has served as a director for at least twelve consecutive months as of the date of the expiration or termination of his or her term of office.

Each option shall expire and terminate, to the extent not then exercised, upon the earliest of: (1) the expiration of five years following the date of grant of such option; or (2) the expiration of six months following the optionee's death, resignation, or removal as a director for any reason other than for cause; or (3) the removal of the optionee as a director for cause.

In the event of a stock split, stock dividend, reclassification, reorganization, or other capital adjustment of shares of Common Stock of the Company, the number of shares of Common Stock covered by each outstanding option, and the exercise price per share for each such option, shall be proportionately adjusted without any change in the aggregate option Price.

In the event of any proposed change in control of the Company (as defined in the Amended 2000 Plan), the Company shall take such action as it deems appropriate and equitable to effectuate the purposes of this Plan and to protect the grantees of options, which action may include, but without limitation, any one or more of the following: (i) acceleration or change of the exercise dates of any option; (ii) arrangements with grantees for the payment of appropriate consideration to them for the cancellation and surrender of any option; and (iii) in any case where equity securities other than Common Stock of the Company are proposed to be delivered in exchange for or with respect to Common Stock of the Company, arrangements providing that any option shall become one or more options with respect to such other equity securities.

In the event the Company dissolves and liquidates (other than pursuant to a plan of merger or reorganization), then notwithstanding any restrictions on exercise set forth in the Amended 2000 Plan or any option: (i) each holder shall have the right to exercise his option, at any time up to ten (10) days prior to the effective date of such liquidation and dissolution; and (ii) the Company may make arrangements with the holders for the payment of appropriate consideration to them for the cancellation and surrender of any option that is so canceled or surrendered at any time up to ten (10) days prior to the effective date of such liquidation and dissolution. The Company may establish a different period (and different conditions) for such exercise, delivery, cancellation, or surrender to avoid subjecting the holder to liability under Section 16(b) of the Exchange Act. Any option not so exercised, canceled, or surrendered shall terminate on the last day for exercise prior to such effective date.

No options may be granted after October 1, 2010. The Board may amend, revise, suspend or discontinue the Amended 2000 Plan, from time to time, provided that no amendments may be made within six months of the last date the Amended 2000 Plan was amended by the Board, except as required to comply with ERISA or the Internal Revenue Code, and no amendment may be made without approval of the stockholders, unless such approval is not required to comply with Rule 16b-3 of the Securities Exchange Commission, or any successor provision.

The following is a brief summary of the federal income tax consequences under the Code as currently in effect:

The options are nonqualified options for federal income tax purposes. No taxable income is realized by the optionee upon the grant of an option. On exercise, the excess of the fair market value of the shares at the time of exercise over the option price of such shares would be treated as taxable compensation. Special rules may apply to a participant who is subject to Section 16 of the Exchange Act. Any amounts treated as compensation (a) would be taxable at ordinary income tax rates in the year of exercise, and (b) generally would be an allowable income tax deduction to the Company. The optionee's tax basis for shares acquired upon exercise of an option would be equal to the option price paid for the shares plus any amounts treated as taxable compensation. An optionee would generally be entitled to capital gain treatment on the difference between his tax basis and the sale price of the shares acquired upon exercise. The difference would be long term capital gain (or loss) if the shares are sold more than one year from the option exercise date and short term capital gain (or loss) if not.

The foregoing discussion summarizes the federal income tax consequences of the Amended 2000 Plan based on current provisions of the Code which are subject to change. This summary does not cover any state or local tax consequences of participation in the Amended 2000 Plan.

New Plan Benefits – Fiscal 2005

The following chart presents the benefits or amounts that will be received by or allocated to each of the following groups, to the extent that these benefits or amounts are determinable.

Non-employee Directors	Stock Options (# of shares) (1)

Mr. Casner	10,000
Mr. Wetzel	10,000
Mr. Linowes	13,000

Non-employee Directors as a group	33,000

Executive officers as a group	0

(1)

In December 2004, discretionary grants of 10,000 option shares were made to Messrs. Casner and Wetzel; and a discretionary grant of 13,000 option shares was made to Mr. Linowes, such grants being effective as of December 3, 2004 (the date the grant was approved by the Board), with the shares vesting and becoming exercisable in installments of one-third of the option shares on each anniversary of the date of grant, subject to stockholder approval of the Amended 2000 Plan. In addition, non-employee directors are entitled to the following formula grants: an eligible non-employee director who is elected (or re-elected) by the stockholders or appointed by the Board to serve as a director shall receive an option to purchase 3,000 shares of common stock (4,000 shares in the case of the Chairman of the Audit Committee), multiplied by the number of years for which such director has then been elected or appointed to serve, which option shall be granted as of the date on which such director has been elected, reelected or appointed, as the case may be.

The Board of Directors recommends a vote FOR the proposal to amend the 2000 Stock Option Plan for Directors.

RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

Upon the recommendation of the Audit Committee, the Board of Directors has selected Grant Thornton LLP (“Grant Thornton”) as the Company’s independent accountants for the fiscal year ending June 30, 2006, and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the Meeting.

Grant Thornton began serving as the independent accountants in June 2003 and has served as the Company’s independent auditor for fiscal years 2003, 2004 and 2005. In appointing Grant Thornton as independent accountants for the fiscal year ending June 30, 2006, the Audit Committee carefully considered Grant Thornton’s performance since their retention, their independence with respect to the services to be performed, and their general reputation for adherence to professional auditing standards.

If the appointment of Grant Thornton LLP is not ratified, the Board of Directors will appoint another firm as the Company’s independent auditor for the year ending June 30, 2006. The Board of Directors also retains the power to appoint another independent auditor for the Company to replace an auditor ratified by the stockholders in the event that the Board of Directors determines that the interests of the Company require such a change.

Grant Thornton LLP is expected to have a representative present at the meeting, will have the opportunity to make a statement if they desire to do so, and is expected to be available to respond to appropriate questions at the meeting.

The Board of Directors recommends a vote FOR the appointment of Grant Thornton LLP as independent auditors of the Company for the fiscal year ending June 30, 2006.

VOTE REQUIRED TO APPROVE MATTERS

The presence in person or by proxy of stockholders entitled to cast a majority of the votes at the Annual Meeting will constitute a quorum. Votes cast by proxy or in person at the meeting will be tabulated by the inspectors of election appointed for the meeting. Proxies marked with abstentions, broker non-votes (i.e., proxies from brokers or nominees marked to indicate that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to the vote on a particular matter with respect to which the brokers or nominees do not have discretionary power to vote), and stockholders present at the meeting who abstain from voting, will be treated as present for purposes of determining the presence of a quorum. In their discretion, the proxies are authorized to vote upon such other business as may properly (including in accordance with the advance notice requirement set forth below) come before the meeting or any adjournment thereof.

The election of directors requires a plurality of votes cast at the Annual Meeting. The approval of the Stock Plan and the Amended 2000 Plan requires the affirmative vote of a majority of the votes present at the Annual Meeting. The ratification of the appointment of Grant Thornton LLP as independent accountants of the Company requires the affirmative vote of a majority of the votes cast at the meeting. Abstentions or broker non-votes will be disregarded for purposes of determining approval of the aforementioned matters.

STOCKHOLDER PROPOSALS FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS

Advance notice of matters to be presented at the 2006 Annual Meeting of Stockholders must be received at the Company’s executive offices at 704 Quince Orchard Road, Gaithersburg, Maryland 20878 prior to July 1, 2006, pursuant to the proxy solicitation rules of the SEC. For any proposal that is not submitted for inclusion in next year’s proxy statement but is instead presented directly at the 2006 annual meeting of the stockholders, notice of such proposal must be received in writing by our Secretary not less than 20 days and no more than 30 days prior to the annual meeting, except that if less than 30 days’ notice of the date of the annual meeting is given to stockholders or publicly disclosed, notice of such proposal must be received by the Secretary not later than the 10th day following the date that notice of the annual meeting is mailed or publicly disclosed. A stockholder’s notice must be addressed to the Secretary and set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Any stockholder proposal that is not submitted in accordance with the foregoing procedures and deadlines will be considered untimely.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

As of the date of this Proxy Statement, the Company knows of no business other than that described herein that will be presented for consideration at the meeting. If, however, any other business shall come properly before the meeting, the proxy holders intend to vote the proxies in accordance with their best judgment, in their sole discretion.

By Order of the Board of Directors,

Loretta L. Rivers
Corporate Secretary

October 26, 2005

Exhibit A

ACE*COMM CORPORATION

AMENDED AND RESTATED OMNIBUS STOCK PLAN

(as amended and restated September 21, 2005)

1.	Establishment, Purpose and Types of Awards

ACE*COMM CORPORATION hereby establishes the AMENDED AND RESTATED ACE*COMM CORPORATION OMNIBUS STOCK PLAN (the “Plan”). The purpose of the Plan is to promote the long-term growth and profitability of ACE*COMM CORPORATION (the “Corporation”) by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Corporation, and (ii) enabling the Corporation to attract, retain and reward the best available persons for positions of substantial responsibility.

The Plan permits the granting of stock options (including nonqualified stock options and incentive stock options qualifying under Section 422 of the Code), stock appreciation rights (including free-standing, tandem and limited stock appreciation rights), restricted or unrestricted stock awards, phantom stock, performance awards, or any combination of the foregoing (collectively, “Awards”).

2.	Definitions

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a)           “Award” shall mean any stock option, stock appreciation right, stock award, phantom stock award, or performance award.

(b)	“Board” shall mean the Board of Directors of the Corporation.

(c)           “Change in Control” shall mean (i) any sale, exchange or other disposition of substantially all of the Corporation’s assets; or (ii) any merger, share exchange, consolidation or other reorganization or business combination in which the Company is not the surviving or continuing corporation, or in which the Corporation’s stockholders become entitled to receive cash or securities of another issuer in exchange for their stock of the Company.

(d)           “Code” shall mean the Internal Revenue Code of 1986, as amended, and any regulations issued thereunder.

(e)	“Committee” shall mean the compensation committee of the Board.

(f)             “Common Stock” shall mean shares of common stock of the Corporation, par value of $0.01 per share.

(g)	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(h)           “Fair Market Value” of a share of the Corporation’s Common Stock for any purpose on a particular date shall be determined in a manner such as the Committee shall in good faith determine to be appropriate; provided, however, that if the Common Stock is publicly traded, then Fair Market Value shall mean the last reported sale price per share of Common Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Committee or by such other source or sources as shall be selected in good faith by the Committee; and provided further, that in the case of incentive stock options, the determination of Fair Market Value shall be made by the Committee in good faith in conformance with the Treasury Regulations under Section 422 of the Code. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term “trading day” shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, any day other than a Saturday, a Sunday or a day in which banking institutions in the State of New York are closed.

(i)            “Grant Agreement” shall mean a written agreement between the Corporation and a grantee memorializing the terms and conditions of an Award granted pursuant to the Plan.

(j)            “Grant Date” shall mean the date on which the Committee formally acts to grant an Award to a grantee or such other date as the Committee shall so designate at the time of taking such formal action.

(k)           “Parent” shall mean a corporation, whether now or hereafter existing, within the meaning of the definition of “parent corporation” provided in Section 424(e) of the Code, or any successor thereto of similar import.

(l)            “Rule 16b-3” shall mean Rule 16b-3 as in effect under the Exchange Act on the effective date of the Plan, or any successor provision prescribing conditions necessary to exempt the issuance of securities under the Plan (and further transactions in such securities) from Section 16(b) of the Exchange Act.

(m)          “Subsidiary” and “subsidiaries” shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of “subsidiary corporation” provided in Section 424(f) of the Code, or any successor thereto of similar import.

3.	Administration

(a)	Procedure. The Plan shall be administered by the Committee.

The Committee shall meet at such times and places and upon such notice as it may determine. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all of the members of the Committee shall be valid acts of the Committee.

Members of the Committee who are either eligible for Awards or have been granted Awards may vote on any matters affecting the administration of the Plan or the grant of Awards pursuant to the Plan, except that no such member shall act upon the granting of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Committee during which action is taken with respect to the granting of an Award to him or her.

(b)           Powers of the Committee. The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards. The Committee shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:

(i) determine the eligible persons to whom, and the time or times at which Awards shall be granted,

(ii) determine the types of Awards to be granted,

(iii) determine the number of shares to be covered by or used for reference purposes for each Award,

(iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Committee shall deem appropriate,

(v) modify, extend or renew outstanding Awards, accept the surrender of outstanding Awards and substitute new Awards, provided that no such action shall be taken with respect to any outstanding Award which would adversely affect the grantee without the grantee’s consent,

(vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee’s employment, and

(vii) to establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable and to interpret same, all within the Committee’s sole and absolute discretion.

(c)           Limited Liability. To the maximum extent permitted by law, no member of the Board or Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(d)           Indemnification. To the maximum extent permitted by law, the members of the Board and Committee shall be indemnified by the Corporation in respect of all their activities under the Plan.

(e)           Effect of Committee’s Decision. All actions taken and decisions and determinations made by the Committee on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Committee’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any participants in the Plan and any other employee of the Corporation, and their respective successors in interest.

(f)            No Repricing. Notwithstanding the foregoing or any other provision of the Plan to the contrary, no amendment or modification may be made to an outstanding option or stock appreciation right which reduces the option price or stock appreciation right exercise price, either by lowering the option price or stock appreciation right exercise price or by canceling the outstanding option or stock appreciation right and granting a replacement option or stock appreciation right with a lower exercise price without the approval of the stockholders of the Corporation, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 12.

4.	Shares Available for the Plan; Maximum Awards

Subject to adjustments as provided in Section 12 of the Plan, the shares of stock that may be delivered or purchased or used for reference purposes (with respect to stock appreciation rights, phantom stock units or performance awards payable in cash) with respect to Awards granted under the Plan, including with respect to incentive stock options intended to qualify under Section 422 of the Code, shall not exceed an aggregate of 4,900,000 shares of Common Stock of the Corporation. The Corporation shall reserve said number of shares for Awards under the Plan, subject to adjustments as provided in Section 12 of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares without the delivery of shares of Common Stock or other consideration, the shares subject to such Award shall thereafter be shares with respect to which further Awards may be granted under the Plan.

Subject to adjustment under Section 12 of the Plan, the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one calendar year to any one individual shall be limited to 500,000. To the extent required by Section 162(m) of the Code and so long as Section 162(m) of the Code is applicable to persons eligible to participate in the Plan, shares of Common Stock subject to the foregoing limit with respect to which the related Award is terminated, surrendered or canceled shall not again be available for grant under this limit.

The maximum amount that may be earned as a performance award in any calendar year by any one grantee shall be $1,000,000 and the maximum amount that may be earned as a performance award or other cash award in respect of a multi-year performance period by any one grantee shall be $2,500,000.

5.	Participation

Participation in the Plan shall be open to all employees of the Corporation, or of any Parent or Subsidiary of the Corporation, as may be selected by the Committee from time to time. Notwithstanding the foregoing, participation in the Plan with respect to Awards of incentive stock options shall be limited to employees of the Corporation or of any Parent or Subsidiary of the Corporation.

Awards may be granted to such eligible persons and for or with respect to such number of shares of Common Stock as the Committee shall determine, subject to the limitations in Section 4 of the Plan. A grant of any type of Award made in any one year to an eligible person shall neither guarantee nor preclude a further grant of that or any other type of Award to such person in that year or subsequent years.

6.	Stock Options

Subject to the other applicable provisions of the Plan, the Committee may from time to time grant to eligible participants Awards of nonqualified stock options or incentive stock options as that term is defined in Section 422 of the Code. The stock option Awards granted shall be subject to the following terms and conditions.

(a)           Grant of Option. The grant of a stock option shall be evidenced by a Grant Agreement, executed by the Corporation and the grantee, stating the number of shares of Common Stock subject to the stock option evidenced thereby and the terms and conditions of such stock option, in such form as the Committee may from time to time determine.

(b)           Price. The price per share payable upon the exercise of each stock option (“exercise price”) shall be determined by the Committee; provided, however, that in no event shall the exercise price be less than 100% of the Fair Market Value of the shares on the date the stock option is granted.

(c)           Payment. Stock options may be exercised in whole or in part by payment of the exercise price of the shares to be acquired in accordance with the provisions of the Grant Agreement, and/or such rules and regulations as the Committee may have prescribed, and/or such determinations, orders, or decisions as the Committee may have made. Payment may be made in cash (or cash equivalents acceptable to the Committee) or, unless otherwise determined by the Committee, in shares of Common Stock or a combination of cash and shares of Common Stock, or by such other means as the Committee may prescribe. The Fair Market Value of shares of Common Stock delivered on exercise of stock options shall be determined as of the date of exercise. Shares of Common Stock delivered in payment of the exercise price may be previously owned shares or, if approved by the Committee, shares acquired upon exercise of the stock option. Any fractional share will be paid in cash. To the extent permitted by law, the Corporation may make or guarantee loans to grantees to assist grantees in exercising stock options.

If the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Committee, subject to such limitations as it may determine, may authorize payment of the exercise price, in whole or in part, by delivery of a properly executed exercise notice, together with irrevocable instructions, to: (i) a brokerage firm designated by the Corporation to deliver promptly to the Corporation the aggregate amount of sale or loan proceeds to pay the exercise price and any withholding tax obligations that may arise in connection with the exercise, and (ii) the Corporation to deliver the certificates for such purchased shares directly to such brokerage firm.

(d)           Terms of Options. The term during which each stock option may be exercised shall be determined by the Committee; provided, however, that in no event shall an incentive stock option be exercisable more than ten years from the date it is granted. Prior to the exercise of the stock option and delivery of the shares certificates represented thereby, the grantee shall have none of the rights of a stockholder with respect to any shares represented by an outstanding stock option.

(e)           Restrictions on Incentive Stock Options. Incentive stock option Awards granted under the Plan shall comply in all respects with Code Section 422 and, as such, shall meet the following additional requirements:

(i)           Grant Date. An incentive stock option must be granted within 10 years of the earlier of the Plan’s adoption by the Board of Directors or approval by the Corporation’s shareholders.

(ii)        Exercise Price and Term. The exercise price of an incentive stock option shall not be less than 100% of the Fair Market Value of the shares on the date the stock option is granted. Also, the exercise price of any incentive stock option granted to a grantee who owns (within the meaning of Section 422(b)(6) of the Code, after the application of the attribution rules in Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of shares of the Corporation or its Parent or Subsidiary corporations (within the meaning of Sections 422 and 424 of the Code) shall be not less than 110% of the Fair Market Value of the Common Stock on the grant date and the term of such stock option shall not exceed five years.

(iii)        Maximum Grant. The aggregate Fair Market Value (determined as of the Grant Date) of shares of Common Stock with respect to which all incentive stock options first becomes exercisable by any grantee in any calendar year under this or any other plan of the Corporation and its Parent and Subsidiary corporations may not exceed $100,000 or such other amount as may be permitted from time to time under Section 422 of the Code. To the extent that such aggregate Fair Market Value shall exceed $100,000, or other applicable amount, such stock options shall be treated as nonqualified stock options. In such case, the Corporation may designate the shares of Common Stock that are to be treated as stock acquired pursuant to the exercise of an incentive stock option by issuing a separate certificate for such shares and identifying the certificate as incentive stock option shares in the stock transfer records of the Corporation.

(iv)        Grantee. Incentive stock options shall only be issued to employees of the Corporation, or of a Parent or Subsidiary of the Corporation.

(v)        Designation. No stock option shall be an incentive stock option unless so designated by the Committee at the time of grant or in the Grant Agreement evidencing such stock option.

(f)            Other Terms and Conditions. Stock options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time.

7.	Stock Appreciation Rights

(a)           Award of Stock Appreciation Rights. Subject to the other applicable provisions of the Plan, the Committee may at any time and from time to time grant stock appreciation rights (“SARs”) to eligible participants, either on a free-standing basis (without regard to or in addition to the grant of a stock option) or on a tandem basis (related to the grant of an underlying stock option), as it determines. Subject to the rules of Code Section 409A, SARs granted in tandem with or in addition to a stock option may be granted either at the same time as the stock option or at a later time; provided, however, that a tandem SAR shall not be granted with respect to any outstanding incentive stock option Award without the consent of the grantee. SARs shall be evidenced by Grant Agreements, executed by the Corporation and the grantee, stating the number of shares of Common Stock subject to the SAR evidenced thereby and the terms and conditions of such SAR, in such form as the Committee may from time to time determine. The term during which each SAR may be exercised shall be determined by the Committee. The grantee shall have none of the rights of a stockholder with respect to any shares of Common Stock represented by an SAR.

(b)           Restrictions of Tandem SARs. No incentive stock option may be surrendered in connection with the exercise of a tandem SAR unless the Fair Market Value of the Common Stock subject to the incentive stock option is greater than the exercise price for such incentive stock option. SARs granted in tandem with stock options shall be exercisable only to the same extent and subject to the same conditions as the stock options related thereto are exercisable. The Committee may, in its discretion, prescribe additional conditions to the exercise of any such tandem SAR.

(c)           Amount of Payment Upon Exercise of SARs. An SAR shall entitle the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement (which shall be determined by the Committee but which shall not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant of the SAR), times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. In the case of exercise of a tandem SAR, such payment shall be made in exchange for the surrender of the unexercised related stock option (or any portion or portions thereof which the grantee from time to time determines to surrender for this purpose).

(d)           Form of Payment Upon Exercise of SARs. Payment by the Corporation of the amount receivable upon any exercise of an SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Committee from time to time. If upon settlement of the exercise of an SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Committee shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

8.	Stock Awards (Including Restricted and Unrestricted Shares and Phantom Stock)

(a)           Stock Awards, In General. Subject to the other applicable provisions of the Plan, the Committee may at any time and from time to time grant stock Awards to eligible participants in such amounts and for such consideration, including no consideration or such minimum consideration as may be required by law, as it determines. A stock Award may be denominated in shares of Common Stock or stock-equivalent units (“phantom stock”), and may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Committee from time to time.

(b)           Restricted Shares. Each stock Award shall specify the applicable restrictions, if any, on such shares of Common Stock, the duration of such restrictions, and the time or times at which such restrictions shall lapse with respect to all or a specified number of shares of Common Stock that are part of the Award. Notwithstanding the foregoing, the Committee may reduce or shorten the duration of any restriction applicable to any shares of Common Stock awarded to any grantee under the Plan. Share certificates with respect to restricted shares of Common Stock granted pursuant to a stock Award may be issued at the time of grant of the stock Award, subject to forfeiture if the restrictions do not lapse, or upon lapse of the restrictions. If share certificates are issued at the time of grant of the stock Award, the certificates shall bear an appropriate legend with respect to the restrictions applicable to such stock Award or, alternatively, the grantee may be required to deposit the certificates with the Corporation during the period of any restriction thereon and to execute a blank stock power or other instrument of transfer therefor. Except as otherwise provided by the Committee, during such period of restriction following issuance of share certificates, the grantee shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends (or amounts equivalent to dividends) and to vote with respect to the restricted shares. If share certificates are issued upon lapse of restrictions on a stock Award, the Committee may provide that the grantee will be entitled to receive any amounts per share pursuant to any dividend or distribution paid by the Corporation on its Common Stock to stockholders of record after grant of the stock Award and prior to the issuance of the share certificates.

(c)           Phantom Stock. The grant of phantom stock units shall be evidenced by a Grant Agreement, executed by the Corporation and the grantee, that incorporates the terms of the Plan and states the number of phantom stock units evidenced thereby and the terms and conditions of such phantom stock units in such form as the Committee may from time to time determine. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Corporation’s assets. Phantom stock units may be exercised in whole or in part by delivery of an appropriate exercise notice to the Committee in accordance with the provisions of the Grant Agreement, and/or such rules and regulations as the Committee may prescribe, and/or such determinations, orders, or decisions as the Committee may make. Except as otherwise provided in the applicable Grant Agreement, the grantee shall have none of the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit as a result of the grant of a phantom stock unit to the grantee. Phantom stock units may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time.

9.	Performance Awards

The Committee may in its discretion grant performance Awards which become payable on account of attainment of one or more performance goals established by the Committee. Performance Awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Committee from time to time. Performance goals established by the Committee may be based on the Corporation’s operating income or one or more other business criteria selected by the Committee that apply to an individual or group of individuals, a business unit, or the Corporation as a whole, over such performance period as the Committee may designate. The Committee in its discretion may recommend to the Board of Directors of the Corporation that the material terms of any performance Award or program with respect to some or all eligible participants be submitted for approval by the stockholders. If, and to the extent, that the Committee determines that an Award should qualify as “performance-based compensation” for purposes of Internal Revenue Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon satisfaction of performance goals based on one or more of the following business criteria for the Corporation, on a consolidated basis, and/or specified subsidiaries or business units of the Corporation (except with respect to the total stockholder return and earnings per share criteria): (1) total stockholder return; (2) such total stockholder return as compared to total return (on a comparable basis) of a publicly available index such as, but not limited to, the Standard & Poor’s 500 Stock Index; (3) net income; (4) pretax earnings; (5) earnings before interest expense, taxes, depreciation and amortization; (6) pretax operating earnings after interest expense and before bonuses, service fees, and extraordinary or special items; (7) operating margin; (8) earnings per share; (9) return on equity; (10) return on capital; (11) return on investment; (12) operating earnings; (13) working capital; (14) ratio of debt to stockholders’ equity and (15) revenue. Business criteria may be measured on an absolute basis or on a relative basis (i.e., performance relative to peer companies) and on a GAAP or non-GAAP basis.

10.	Withholding of Taxes

The Corporation may require, as a condition to the grant of any Award under the Plan or exercise pursuant to such Award or to the delivery of certificates for shares issued or payments of cash to a grantee pursuant to the Plan or a Grant Agreement (hereinafter collectively referred to as a “taxable event”), that the grantee pay to the Corporation, in cash or, unless otherwise determined by the Corporation, in shares of Common Stock, including shares acquired upon grant or payment of the Award or exercise of the Award, valued at Fair Market Value on the date as of which the withholding tax liability is determined, any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Plan. The Corporation, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a grantee any federal, state or local taxes of any kind required by law to be withheld with respect to any taxable event under the Plan, or to retain or sell without notice a sufficient number of the shares to be issued to such grantee to cover any such taxes.

11.	Transferability

To the extent required to comply with Rule 16b-3, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. The Committee shall have sole and absolute discretion to determine whether and to whom an Award granted under the Plan is transferable. Unless otherwise determined by the Committee in accord with the provisions of this Section 11, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative.

12.	Adjustments; Business Combinations

In the event of a reclassification, recapitalization, stock split, stock dividend, combination of shares, or other similar event, the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan (including to individual grantees) as provided in Section 4 shall be adjusted to reflect such event, and the Committee shall make such adjustments as it deems appropriate and equitable in the number, kind and price of shares covered by outstanding Awards made under the Plan, and in any other matters which relate to Awards and which are affected by the changes in the Common Stock referred to above.

In the event of any proposed Change in Control, the Committee shall take such action as it deems appropriate and equitable to effectuate the purposes of this Plan and to protect the grantees of Awards, which action may include, but without limitation, any one or more of the following: (i) acceleration or change of the exercise dates of any Award; (ii) arrangements with grantees for the payment of appropriate consideration to them for the cancellation and surrender of any Award; and (iii) in any case where equity securities other than Common Stock of the Corporation are proposed to be delivered in exchange for or with respect to Common Stock of the Corporation, arrangements providing that any Award shall become one or more Awards with respect to such other equity securities.

The Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in the preceding two paragraphs of this Section 12 as well as an extraordinary cash dividend) affecting the Corporation, or the financial statements of the Corporation or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

In the event the Corporation dissolves and liquidates (other than pursuant to a plan of merger or reorganization), then notwithstanding any restrictions on exercise set forth in this Plan or any Grant Agreement, or other agreement evidencing a stock option, stock appreciation right or restricted stock Award: (i) each grantee shall have the right to exercise his stock option or stock appreciation right, or to require delivery of share certificates representing any such restricted stock Award, at any time up to ten (10) days prior to the effective date of such liquidation and dissolution; and (ii) the Committee may make arrangements with the grantees for the payment of appropriate consideration to them for the cancellation and surrender of any stock option, stock appreciation right or restricted stock Award that is so canceled or surrendered at any time up to ten (10) days prior to the effective date of such liquidation and dissolution. The Committee may establish a different period (and different conditions) for such exercise, delivery, cancellation, or surrender to avoid subjecting the grantee to liability under Section 16(b) of the Exchange Act. Any stock option or stock appreciation right not so exercised, canceled, or surrendered shall terminate on the last day for exercise prior to such effective date; and any restricted stock as to which there has not been such delivery of share certificates or that has not been so canceled or surrendered, shall be forfeited on the last day prior to such effective date.

13.	Termination and Modification of the Plan

The Board, without further approval of the stockholders, may modify or terminate the Plan or any portion thereof at any time, except that no modification shall become effective without prior approval of the stockholders of the Corporation if stockholder approval is necessary to comply with any tax or regulatory requirement or rule of any exchange or Nasdaq System upon which the Common Stock is listed or quoted; including for this purpose stockholder approval that is required to enable the Committee to grant incentive stock options pursuant to the Plan.

The Committee shall be authorized to make minor or administrative modifications to the Plan as well as modifications to the Plan that may be dictated by requirements of federal or state laws applicable to the Corporation or that may be authorized or made desirable by such laws. The Committee may amend or modify the grant of any outstanding Award in any manner to the extent that the Committee would have had the authority to make such Award as so modified or amended.

14.	Non-Guarantee of Employment

Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an employee to continue in the employ of the Corporation or shall interfere in any way with the right of the Corporation to terminate an employee at any time.

15.	Termination of Employment

For purposes of maintaining a grantee’s continuous status as an employee and accrual of rights under any Award, transfer of an employee among the Corporation and the Corporation’s Parent or Subsidiaries shall not be considered a termination of employment. Nor shall it be considered a termination of employment for such purposes if an employee is placed on military or sick leave or such other leave of absence which is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee’s right to reemployment shall no longer be guaranteed either by law or contract.

16.	Written Agreement

Each Grant Agreement entered into between the Corporation and a grantee with respect to an Award granted under the Plan shall incorporate the terms of this Plan and shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

17.	Non-Uniform Determinations

The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

18.	Compliance with Securities Law

Common Stock shall not be issued with respect to an Award granted under the Plan unless the exercise of such Award and the issuance and delivery of share certificates for such Common Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any national securities exchange or Nasdaq System upon which the Common Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Corporation with respect to such compliance to the extent such approval is sought by the Committee. All certificates for Common Stock delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or Nasdaq System upon which such securities are then listed or quoted, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

19.	No Limit on Other Compensation Arrangements

Nothing contained in the Plan shall prevent the Corporation or its Parent or Subsidiary corporations from adopting or continuing in effect other compensation arrangements (whether such arrangements be generally applicable or applicable only in specific cases) as the Committee in its discretion determines desirable, including without limitation the granting of stock options, stock awards, stock appreciation rights or phantom stock units otherwise than under the Plan.

20.	No Trust or Fund Created

Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

21.	Governing Law

The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Board or Committee relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland, without regard to its conflict of laws rules and principles.

22.	Plan Subject to Charter and By-Laws

This Plan is subject to the Charter and By-Laws of the Corporation, as they may be amended from time to time.

23.	Effective Date; Termination Date

The Plan as herein amended and restated shall be effective as of September 21, 2005 (the “Amendment and Restatement Date”), subject to approval of the Plan as herein amended and restated by the affirmative vote of a majority of the shares of Stock voting thereon. Upon approval of the Plan as herein amended and restated by the shareholders, all Awards made under the Plan on or after the Amendment and Restatement Date shall be fully effective as if the shareholders of the Corporation had approved the Plan on the Amendment and Restatement Date. If the shareholders of the Corporation fail to approve the Plan as herein amended and restated within the one-year period set forth in this Section, any Awards made hereunder in excess of the number of shares available for Awards under the Plan prior to its amendment and restatement shall be null and void and of no effect, and the applicable terms of the Plan shall be the terms in effect immediately prior to the Amendment and Restatement Date.

No Award shall be granted under the Plan after the close of business on September 20, 2015. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

24.	Section 409A of the Code

To the extent that the Board determines that a grantee would be subject to the additional 20% tax imposed on certain deferred compensation arrangements pursuant to Section 409A of the Code, as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

Date Approved by the Board: September 21, 2005

Date Approved by the Shareholders: ___________________

Exhibit B

ACE*COMM CORPORATION

AMENDED AND RESTATED 2000 STOCK OPTION PLAN FOR DIRECTORS

1.	Purpose

The purpose of this Amended and Restated 2000 Stock Option Plan for Directors is to advance the interests of ACE*COMM Corporation by enhancing its ability to attract, retain and motivate members of its Board of Directors who are not employees of the company or any of its subsidiaries by providing for the grant of nonqualified stock options to such members.

2.	Definitions

For the purposes of this Plan, the following terms shall have the meanings ascribed to them below:

2.1	“Board of Directors” or “Board” shall mean the Board of Directors of the Company.

2.2          “Fair Market Value” of a share of Stock of the Company for any purpose on a particular date shall be determined in a manner such as the Committee shall in good faith determine to be appropriate; provided, however, that if the Common Stock is publicly traded, then Fair Market Value shall mean the last reported sale price per share of Common Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Committee or by such other source or sources as shall be selected in good faith by the Committee. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term “trading day” shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq-National Market, any day other than a Saturday, a Sunday or a day in which banking institutions in the State of New York are closed.

2.3	“Company” shall mean ACE*COMM Corporation, a Maryland corporation.

2.4           “Common Stock” shall mean shares of the Company's common stock having a par value of $.01 per share, subject to adjustment pursuant to Section 9.

2.5	“Option” shall mean any option granted under this Plan.

2.6           “Option Agreement” shall mean the agreement executed by the Company and an Optionee pursuant to Section 5.5 of this Plan.

2.7           “Option Price” shall mean the purchase price per share of Common Stock subject to an Option.

2.8           “Optionee” shall mean any person to whom an Option has been granted under this Plan.

2.9           “Plan” shall mean this 2000 Stock Option Plan for Directors, as amended from time to time.

2.10         “Subsidiary” shall mean a corporation in which the Company owns, directly or indirectly, shares of stock representing 50% or more of the outstanding voting power of all classes of stock of such corporation, at the time of the granting of an Option under this Plan.

2.11         “Change in Control” shall mean (i) any sale, exchange or other disposition of substantially all of the Company’s assets; or (ii) any merger, share exchange, consolidation or other reorganization or business combination in which the Company is not the surviving or continuing corporation, or in which the Corporation’s stockholders become entitled to receive cash or securities of another issuer in exchange for their stock of the Company.

3.	Participation

                 Each member of the Board of the Company who (i) is not an employee of either the Company or any of its Subsidiaries (a “Non-Employee Director”) and (ii) is designated to participate under the Plan by the Chairman of the Board of the Company, shall receive Options from time to time in accordance with Section 5 below.

4.	Shares Subject to Plan

                The stock subject to Options granted under this Plan shall be shares of the authorized but unissued shares of Common Stock. The aggregate number of shares of Common Stock which may be issued under the Plan pursuant to the exercise of Options may not exceed 400,000 shares, subject to adjustment as provided in Section 9. In the event that any outstanding Options expire or terminate for any reason, without having been exercised in full, the shares of Common Stock allocable to such unexercised portion shall become available for issuance under other Options under this Plan.

5.	Stock Option Grants

5.1	Option Shares and Date of Grant. The Company shall grant to each Non-Employee Director:

(1)             in the case of a Non-Employee Director who is elected (or re-elected) by the stockholders or appointed by the Board to serve as a Director on or after October 1, 2000 and prior to October 1, 2010, an Option to purchase 3,000 shares of Common Stock (4,000 shares in the case of a Director serving as the Chairman of the Audit Committee as of immediately after the meeting), multiplied by the number of years for which such Director has then been elected or appointed to serve, which Option shall be granted as of the date on which such Non Employee Director has then been elected, reelected or appointed, as the case may be.

               For the purposes of this Section 5.1, the number of years in a Director's term of office shall be rounded to the nearest whole number of years.

5.2          Option Price. The Option Price shall be equal to the fair market value per share of the Common Stock on the date of grant of the Option.

5.3          Vesting. Each Option shall be and become exercisable in equal installments of as near to one third as possible upon each successive anniversary of the date on which such Option was granted (the “Vesting Date”), provided that: (i) the Optionee still serves as a Director on such Vesting Date; or (ii) in the event of the expiration or termination of the Optionee's term of office (other than by reason of his or her removal for cause) within 45 days prior to such Vesting Date, such Optionee has served as a Director for at least twelve consecutive months as of the date of the expiration or termination of his or her term of office.

All or any part of an exercisable, but unexercised, installment shall be exercisable at any time thereafter, except to the extent the Option has terminated or expired.

5.4           Expiration. Each Option shall expire and terminate, to the extent not then exercised, upon the earliest of:

(1)	the expiration of five years following the date of grant of such Option; or

(2)	the expiration of six months following the Optionee's death, resignation, or removal as a Director for any reason other than for cause; or

(3)	the removal of the Optionee as a Director for cause.

5.5           Option Agreement. Promptly after the grant of an Option, the Company and the Optionee shall execute an Option Agreement which incorporates the terms of this Plan and specifies: (i) the Option Price; (ii) the number of shares of Common Stock covered by the Option; and (iii) the other terms and conditions of the Option and its exercise consistent with the terms of this Plan.

5.6            Discretionary Option Grants. The Compensation Committee of the Board (the “Compensation Committee”) may, from time to time, grant Options to Non-Employee Directors under this Plan (“Discretionary Grants”), in addition to the formula Option grants required under Section 5.1 of this Plan. Such Options shall have the terms and conditions provided in this Section 5 with regard to vesting and termination of the Options, but may relate to such number of shares of Common Stock as the Compensation Committee determines to be appropriate.

6.	Manner of Exercise

6.1           Manner. To exercise an Option in whole or in part, the Optionee shall give written notice of exercise to the Secretary of the Company, which notice shall specify the number of shares as to which the Option is being exercised, accompanied by payment in full of the Option Price for such shares in cash. Not less than 500 shares may be purchased at any one time unless the number purchased is the total number purchasable under the Option.

6.2           Preconditions to Exercise. An Option may not be exercised unless and until the Company has effected or obtained compliance with all laws and regulations applicable to the issuance of shares under the Option, including without limitation, federal and state tax and securities laws, to the Company's satisfaction.

7.	No Rights of Stockholder

No Optionee shall have any of the rights of a stockholder with respect to the shares covered by his or her Option until such shares have been issued to him or her upon the due exercise of the Option.

8.	Non-Transferability of Options

No Option shall be transferable otherwise than by will or the laws of descent and distribution.

9.	Stock Adjustment

9.1           Adjustments. In the event of a stock split, stock dividend, reclassification, reorganization, or other capital adjustment of shares of Common Stock of the Company, the number of shares issuable under the Plan, the number of shares of Common Stock covered by each outstanding Option, and the Option Price per share for each such Option, shall be proportionately adjusted without any change in the aggregate Option Price.

9.2           Merger, Consolidation, Liquidation, or Dissolution. In the event of any proposed Change in Control, the Company shall take such action as it deems appropriate and equitable to effectuate the purposes of this Plan and to protect the grantees of Options, which action may include, but without limitation, any one or more of the following: (i) acceleration or change of the exercise dates of any Option; (ii) arrangements with grantees for the payment of appropriate consideration to them for the cancellation and surrender of any Option; and (iii) in any case where equity securities other than Common Stock of the Company are proposed to be delivered in exchange for or with respect to Common Stock of the Company, arrangements providing that any Option shall become one or more Options with respect to such other equity securities.

In the event the Company dissolves and liquidates (other than pursuant to a plan of merger or reorganization), then notwithstanding any restrictions on exercise set forth in this Plan or any Option: (i) each holder shall have the right to exercise his Option, at any time up to ten (10) days prior to the effective date of such liquidation and dissolution; and (ii) the Company may make arrangements with the holders for the payment of appropriate consideration to them for the cancellation and surrender of any Option that is so canceled or surrendered at any time up to ten (10) days prior to the effective date of such liquidation and dissolution. The Company may establish a different period (and different conditions) for such exercise, delivery, cancellation, or surrender to avoid subjecting the holder to liability under Section 16(b) of the Exchange Act. Any Option not so exercised, canceled, or surrendered shall terminate on the last day for exercise prior to such effective date.

9.3           Limitation on Rights of Optionee. Except as expressly provided in Section 9.1 or 9.2 hereof, an Optionee shall have no rights by reason of the issuance of (i) shares of Common Stock of the Company pursuant to this Plan, (ii) shares of preferred stock or Common Stock, (iii) any other security convertible into Common Stock, (iv) or any other equity security, including issuance pursuant to a plan of merger, consolidation, or statutory share exchange, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to an Option or the Option Price.

9.4           Rights of Company. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes in its capital or business structure or to participate in a merger, consolidation, or share exchange with another corporation, or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

10.	Term of Plan

Options may be granted pursuant to the Plan from time to time until October 1, 2010.

11.	Amendment of the Plan

The Board may amend, revise, suspend or discontinue the Plan, from time to time, provided that no amendments may be made within six months of the last date the Plan was amended by the Board, except as required to comply with ERISA or the Internal Revenue Code, and no amendment may be made without approval of the stockholders, unless such approval is not required to comply with Rule 16b-3 of the Securities Exchange Commission, or any successor provision.

12.	Withholding Taxes

The Company shall have the right to deduct from any compensation or any other payment of any kind due Optionee the amount of any federal, state or local taxes required by law to be withheld as the result of the exercise of an Option. In lieu of such deduction, the Company may require the Optionee to make a cash payment to the Company equal to the amount required to be withheld. In the event the Optionee does not make such payment when requested, the Company may refuse to issue any stock certificate pursuant to the exercise of any Option until arrangements satisfactory to the Company for such payment have been made.

13.	Miscellaneous

13.1         Gender. As used herein the masculine gender shall include the feminine as the identity of an Optionee may require.

13.2         Governing Law. This Plan shall be governed by and construed in accordance with the internal substantive laws of the State of Maryland, without regard to its conflict of laws rules or principles.

13.3         Headings. The headings in this Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

13.4         Notices. All notices and other communications made or given pursuant to the Plan shall be in writing and shall be sufficiently made or given if hand delivered or mailed by certified mail, addressed to the Optionee at the address contained in the records of the Company, or to the Company at the principal office of the Company.

Approved by the Board of Directors on December 3, 2004

Approved by the Stockholders on ___________________

The Board of Directors recommends a vote “FOR” the nominees listed below and a vote “FOR” Proposals 2, 3 and 4.	Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

						FOR	AGAINST	ABSTAIN
1 .	ELECTION OF DIRECTORS			2.	TO CONSIDER AND ACT UPON A PROPOSAL TO APPROVE THE AMENDED AND RESTATED OMNIBUS STOCK PLAN AS AMENDED	☐	☐	☐

	Nominees: 01 George T. Jimenez 02 J. William Grimes	FOR THE NOMINEES LISTED TO THE LEFT (EXCEPT AS INDICATED)	WITHHOLD AUTHORITY FOR THE NOMINEES LISTED			FOR	AGAINST	ABSTAIN
				3.	TO CONSIDER AND ACT UPON A PROPOSAL TO AMEND THE 2000 STOCK OPTION PLAN FOR DIRECTORS	☐	☐	☐
						FOR	AGAINST	ABSTAIN
		☐	☐	4.	RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS	☐	☐	☐

To withhold authority to vote for either nominee write that nominee’s name in the space provided.				IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Signature(s)	Signature	Date	, 2005
NOTE: please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
▲ FOLD AND DETACH HERE ▲

ACE*COMM CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints George T. Jimenez and Loretta L. Rivers, or either of them, the proxy or proxies of the undersigned with full power of substitution, to vote all shares of Common Stock of ACE*COMM Corporation held of record by the undersigned at the close of business on October 12, 2005 at the Annual Meeting of Stockholders of the Company to be held on Friday, December 2, 2005 at 10:00 am, Eastern Time and at any adjournment or adjournments thereof, upon the matters set forth herein.

If properly executed, the shares represented by this proxy will be voted in the manner directed herein by the undersigned stockholder, or to the extent directions are not given, such shares will be voted for each of the nominees and each other proposal.

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲